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                                                                   Exhibit 10.30

                                    SUBLEASE
                                   (ALEHOUSE)

     THIS SUBLEASE is effective August 1, 2004, by and between PBC ACQUISITION, LLC, a Delaware limited liability company ("Landlord") and PORTLAND BREWING COMPANY, an Oregon corporation ("Tenant").

     1. BASIC LEASE PROVISIONS.

          1.1 Premises Address: 2730 NW 31st Avenue, Portland, Oregon 97210.

          1.2 Tenant's Address: 11416 SW Lynnridge Avenue, Portland, Oregon
97225.

          1.3 Landlord's Address (for notices): c/o Pyramid Breweries Inc.,
Attn: Chief Financial Officer, 91 South Royal Brougham Way, Seattle, Washington 98134.

          1.4 Prime Landlord: MacTarnahan Limited Partnership, an Oregon limited partnership.

          1.5 Prime Landlord's Address (for notices): Attn: Scott MacTarnahan, 11416 SW Lynnridge Avenue, Portland, Oregon 97225.

          1.6 Identification of Prime Lease and all amendments thereto:
Indenture of Lease (Ale House) dated July 31, 2004, by and between Prime Landlord and Landlord, as evidenced by Memorandum of Lease dated July 31, 2004 by and between Prime Landlord and Landlord and recorded in the Official Records of Multnomah County, Oregon.

          1.7 Sublease Term: From the Commencement Date (defined below) through July 31, 2014, subject to two (2) successive options to extend the term of the Sublease for five (5) years each as described more particularly in Section 21 hereunder.

          1.8 Commencement Date: August 1, 2004.

          1.9 Expiration Date: July 31, 2014, with extension options described in Section 1.7 above; provided that this Sublease shall terminate automatically upon termination or expiration of the Prime Lease, or upon termination or expiration of the Management Agreement between Tenant and Guarantor.

          1.10 Base Rent: $90,000 per annum; provided that Base Rent shall increase proportionally with any increase in Landlord's Base Rent to Prime Landlord pursuant to Section III of the Prime Lease.

          1.11 Payee of Rent: PBC Acquisition, LLC.

          1.12 Address for Payment of Rent: c/o Pyramid Breweries Inc., Attn:
Chief Financial Officer, 91 South Royal Brougham Way, Seattle, Washington 98134.

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          1.13 Guarantor of Landlord's obligations, as tenant, under the Prime
Lease: Pyramid Breweries, Inc., a Washington corporation ("Guarantor").

          1.14 Description of Premises: As defined in Article I of Prime Lease.

          1.15 Security Deposit: None.

          1.16 Tenant's Use: As set forth in Article IV, Section 2 of Prime
Lease.

          1.17 Broker: None.

     2. PRIME LEASE. Landlord is the tenant under a Prime Lease (the "Prime Lease") with the Prime Landlord identified in Section 1.4, bearing the date specified in Section 1.6. Landlord represents and warrants to Tenant that (a) Landlord has delivered to Tenant a full and complete copy of the Prime Lease and all other agreements between Prime Landlord and Landlord relating to the leasing, use or occupancy of the Premises, (b) the Prime Lease is, as of the date hereof, in full force and effect, and (c) no event of default has occurred under the Prime Lease and, to Landlord's knowledge, no event has occurred and is continuing which would constitute an event of default but for the requirement of the giving of notice and/or the expiration of the period of time to cure. Capitalized terms used without definition herein shall have the meanings ascribed to them in the Prime Lease.

     3. BREWERY LEASE; RELATED AGREEMENTS. Of even date herewith, Tenant and Landlord have entered into that certain Restaurant Management Agreement (the "Management Agreement") which establishes a contractual relationship between Landlord and Tenant for the management and operation of an alehouse on the Premises. Pursuant to that Indenture of Lease (Brewery) dated July 31, 2004 between Prime Landlord and Landlord (the "Brewery Lease"), Prime Landlord also leases to Landlord certain space in the Building which is presently being operated as a brewery (the "Brewery Premises"). Landlord and Tenant have also entered into: (a) a separate sublease (the "Brewery Sublease") dated effective August 1, 2004 pursuant to which Landlord subleases to Tenant the Brewery Premises; and (b) that certain Production Agreement (the "Production Agreement") dated effective August 1, 2004 which establishes a contractual relationship between Landlord and Tenant for the operation of the Brewery Premises.

     4. SUBLEASE. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be performed, hereby subleases to Tenant, and Tenant accepts from the Landlord, certain space described in Section 1.14 (the "Premises") and located in the building (the "Building"), situated on and a part of the property (the "Property") legally described in Exhibit A attached hereto and made a part hereof, together with all appurtenant rights thereto as set forth in the Prime Lease or otherwise.

     5. TERM. The term of this Sublease (hereinafter "Term") shall commence on the date specified in Section 1.8 (hereinafter "Commencement Date"). The Term shall expire on the date ("Expiration Date") specified in Section 1.9, unless sooner terminated as otherwise provided elsewhere in this Sublease or extended pursuant to an available extension option. This Sublease shall immediately terminate upon the termination of the Production Agreement.

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     6. POSSESSION. Landlord agrees to deliver possession of the Premises on or before the Commencement Date in their condition as of the execution and delivery hereof, reasonable and usual wear and tear excepted.

     7. TENANT'S USE. The Premises shall be used and occupied only for the Tenant's Use set forth in Section 1.16.

     8. RENT. Beginning on the Commencement Date, Tenant agrees to pay the Base Rent set forth in Section 1.10 to the Payee specified in Section 1.11, at the address specified in Section 1.12, or to such other payee or at such other address as may be designated by advanced notice in writing from Landlord to Tenant, without prior demand therefor and without any deduction whatsoever. Base Rent shall be paid in equal monthly installments in advance on the first day of each month of the Term, except that the first installment of Base Rent shall be paid by Tenant to Landlord upon execution of this Sublease by Tenant. Base Rent shall be prorated for partial months, if any, at the beginning and end of the Term. Base Rent may also be referred to herein as "Rent". Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease. If Rent is not paid when due, Tenant shall pay, relative to the delinquent payment, an amount equal to the sum which would be payable by Landlord to Prime Landlord for an equivalent default under the Prime Lease.

     9. ADDITIONAL RENT. Landlord shall be solely liable for any and all Additional Rent (as defined in the Prime Lease) under the Prime Lease, whether such Additional Rent is to reimburse Prime Landlord for taxes, operating expenses, common area maintenance charges or any other expenses incurred by the Prime Landlord in connection with the Property. Tenant shall not be liable to Landlord hereunder or otherwise for any cost or expense which constitutes or is treated as Additional Rent under the Prime Lease.

     10. UTILITY AND MAINTENANCE OBLIGATIONS. Landlord shall be solely responsible for the following at Landlord's sole expense:

          10.1 All utility consumption costs, including without limitation, electric and other charges incurred in connection with lighting, and providing electrical power to the Premises, to the extent Landlord is obligated to pay for the same under the Prime Lease. Landlord shall hold Tenant harmless from all costs or expenses Tenant may incur from Landlord's failure to pay such utility bills or to perform any of Landlord's obligations with respect to the purchase of utilities.

          10.2 All maintenance, repairs and replacements as to the Premises and the Building, including without limitation all Common Maintenance Obligations (as defined in the Prime Lease), to the extent Landlord, as tenant, is obligated to pay for or perform the same under the Prime Lease.

     11. QUIET ENJOYMENT. Landlord represents that it has full power and authority to enter into this Sublease. So long as Tenant is not in default in the performance of its covenants and agreements in this Sublease, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord, or by any person claiming by, through, or under Landlord.

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     12. INSURANCE. Landlord shall procure and maintain, at its own cost and expense, such liability insurance and property insurance as is required to be carried by Landlord, as tenant, under the Prime Lease. Landlord and Tenant release each other, and their respective members, managers, partners, shareholders, directors, officers, and employees, from, and waive their entire claim of recovery for, any claims for damage to the Premises and the Building and to Tenant's alterations, trade fixtures and personal property that are caused by or result from fire, lightning or any other perils normally included in an "all risk" or "special causes of loss" property insurance policy whether or not such loss or damage is due to the negligence of Landlord, or its members, mangers, partners, shareholders, directors, officers, or employees, or of Tenant, or its members, managers, partners, shareholders, directors, officers, or employees. Landlord shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by such insurance policy.

     13. FIRE OR CASUALTY OR EMINENT DOMAIN. In the event of a fire or other casualty affecting the Building or the Premises, or of a taking of all or a part of the Building or Premises under the power of eminent domain, Landlord shall not exercise any right which may have the effect of terminating the Prime Lease without first obtaining the prior written consent of Tenant. In the event Landlord is entitled, under the Prime Lease, to a rent abatement as a result of a fire or other casualty or as a result of a taking under the power of eminent domain, then Tenant shall be entitled to abatement of Rent hereunder. If the Prime Lease imposes on Landlord the obligation to repair or restore the Building or any portion of the Premises, Tenant shall permit Landlord to enter the Premises to perform the same, subject to such conditions as Tenant may reasonably impose.

     14. SURRENDER. Upon the expiration of this Sublease, or upon the termination of the Sublease or of the Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises, together with all improvements thereon, to Landlord.

     15. INDEMNITY

          15.1 Landlord's Indemnity. As between Landlord and Tenant, and except to the extent otherwise provided in this Section 15.1, Tenant shall not be liable for injury to any person, or for the loss of or damage to any property (including property of Landlord or Tenant) occurring in or about the Premises from any cause whatsoever. Landlord hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises, from any cause whatsoever except that which is caused by the negligence or willful misconduct of Tenant. Landlord hereby indemnifies and holds Tenant harmless, and shall defend Tenant, from and against any and all claims, charges, liabilities, obligations, penalties, causes of action, liens, damages, costs and expenses (including attorney fees) arising, claimed, charged or incurred against or by Tenant and arising from or in connection with: (a) Tenant's use or occupancy of, or any activity, work or other thing done, permitted or suffered by Tenant on or about, the Premises, whether before, after or during the term, or (b) any act or omission of Landlord, or any officer, contractor, agent, employee, guest, licensee, or invitee of Landlord, on or about the Premises, Building or Land. Such indemnification obligation shall extend to all costs, attorney fees, and liabilities incurred in connection with the defense of any such claim (including appeals and petitions for review) or any action or proceeding brought thereon.

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          15.2 Limit on Tenant's Liability. Tenant and its agents shall not be liable for any loss or damage to persons or property resulting from fire, exposure, falling plaster or other material, steam, gas, electricity, or from bursting, overflowing, or leaking of water, water or rain which may leak from or into any part of the Premises or from pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place, from dampness, from electrical wiring, circuitry, power surges, overloads, spiking or interruption of any kind, from air conditioning equipment, or from gas or odors, sprinkler leakage, or from any other cause whatsoever, unless caused by or due to the negligence or willful misconduct of Landlord, its agents, invitees, servants or employees. Tenant and its agents shall not be liable for interference with the light, air, or other incorporeal hereditaments or for any latent defect in or on the Premises or the Building.

          15.3 Defense of Claims. In case any action or proceeding shall be brought against Tenant by reason of a claim covered by the provisions of Section 15, Landlord, upon notice from Tenant, shall defend the same at Landlord's expense, by counsel approved in writing by Tenant.

     16. DEFAULTS. Landlord and Tenant agree that any one or more of the following events shall be considered a Default hereunder:

          16.1 Any Event of Default (as defined in the Prime Lease) shall occur under the Prime Lease and continue beyond any applicable cure period thereunder; or

          16.2 Any Event of Default (as defined in the Brewery Lease) shall occur under the Brewery Lease and continue beyond any applicable cure period thereunder; or

          16.3 Tenant shall fail to make any payment of Rent hereunder for five
(5) business days after Tenant's receipt of written notice thereof; or

          16.4 Any default shall occur under the Operating Agreement and continue beyond any applicable cure period thereunder; or

          16.5 Any default shall occur under the Brewery Sublease or the Production Agreement and continue beyond any applicable cure period thereunder.

     17. REMEDIES. Upon the continuance of any one or more Defaults beyond any applicable cure period, the nondefaulting Party (defined below) may terminate this Lease by providing ten (10) business days' notice to the other party. Landlord and Tenant expressly agree that this termination right is an adequate and fair remedy hereunder, and that this termination right shall therefore be the sole and exclusive remedy available to both parties. For purposes of this
Section 17 only, an Event of Default by Prime Landlord on the Prime Lease shall be considered a Default by Tenant hereunder, and a default by either Party under the Operating Agreement shall be considered a Default by such Party hereunder.

     18. SECURITY DEPOSIT. No security deposit shall be required hereunder.

     19. NOTICES AND CONSENTS. Any notices, demands, or other communications to be given under this Sublease shall be in writing and personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the parties at the addresses listed below, or at such other addresses as the parties may from time to time designate in writing. All notices shall be deemed received on the date delivered, if personally delivered, or the date delivery is officially recorded on the return receipt, if sent by certified mail.

          Tenant:   The address specified in Section 1.2.

          Landlord: The address specified in Section 1.3.

     20. PROVISIONS REGARDING SUBLEASE. In the event of any conflict between this Sublease and the Prime Lease, the conflicting provision of the Prime Lease shall control. Nothing contained herein shall modify or supersede any provision of the Prime Lease. Tenant's obligations shall be solely those set forth herein; no implied obligations shall be attributed to Tenant by virtue of the Prime Lease or otherwise.

     21. RENEWAL TERMS. Landlord acknowledges that Landlord has two options to extend the term of the Prime Lease for five (5) years per option, and agrees that Landlord shall provide Tenant with a copy of any notice provided to Prime Landlord in connection with the exercise or waiver of such options concurrently with delivery thereof to Prime Landlord. Landlord further agrees that Tenant shall have two options to extend the term of this Sublease concurrently with the Renewal Terms (as defined in the Prime Lease) available to Landlord under the Prime Lease, and that Tenant shall have a period of thirty (30) days following Tenant's receipt of a copy of the notice from Landlord pursuant to the preceding sentence in which to exercise or waive Tenant's extension option. Base Rent hereunder during any such extension period shall be increased proportionally to any increase in Landlord's Base Rent owing to Prime Landlord pursuant to the Prime Lease during the applicable Renewal Term.

     22. EXPANSION SPACE. Landlord and Tenant acknowledge that in the event that the Brewery Lease expires or terminates prior to the expiration or termination of the Prime Lease, the Expansion Space (as defined in the Prime Lease) shall be added automatically to the Prime Lease Premises pursuant to the terms of Article I of the Prime Lease. Landlord and Tenant agree that in such event, the Premises subleased hereunder shall also be expanded so as to incorporate the Expansion Space (an "Expansion Event"), it being the intent of the parties that the Premises subleased hereunder shall at all times be identical to the Prime Lease Premises, and that the Base Rent due hereunder following an Expansion Event shall be increased proportionally to any increase in Landlord's Base Rent owing to Prime Landlord under the Prime Lease. Landlord further agrees that Landlord shall be solely responsible at Landlord's sole expense for performance of any demolition, remodeling, construction, or any other alterations required in connection with an Expansion Event.

     23. PRIME LANDLORD'S CONSENT. This Sublease and the obligations of Landlord and Tenant (each singly a "Party" and together the "Parties") hereunder are expressly conditioned upon Landlord's obtaining prior written consent hereto by Prime Landlord and Guarantor. Landlord and Tenant hereby agree, for the benefit of Prime Landlord, that this Sublease and Prime Landlord's consent hereto shall not: (a) create privity of contract between Prime Landlord and Tenant; (b) be deemed to have amended the Prime Lease in any regard (unless Prime Landlord shall have expressly agreed in writing to such amendment); or (c) be


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

construed as a waiver of Prime Landlord's right to consent to any assignment of the Prime Lease by Landlord or any further subletting of premises leased pursuant to the Prime Lease, or as a waiver of Prime Landlord's right to consent to any assignment by Tenant of this Sublease or any sub-subletting of the Premises or any part thereof. Prime Landlord's consent shall, however, be deemed to evidence Prime Landlord's agreement that Tenant may use the Premises for the purpose set forth in Section 1.16.

     24. BROKERAGE. Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease, and covenants to pay, hold harmless and indemnify the other party from and against any and all costs (including reasonable attorneys, fees), expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Sublease or the negotiation thereof on behalf of such party.

Executed February 14, 2006.

LANDLORD:                               PBC ACQUISITION, LLC, a Delaware limited
                                        liability company, by its Member

                                        PYRAMID BREWERIES, INC., a Washington
                                        corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


TENANT:                                 PORTLAND BREWING COMPANY, an Oregon
                                        corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     Prime Landlord and Guarantor join in the execution of this Sublease solely to provide their consent hereto:

PRIME LANDLORD:                         MACTARNAHAN LIMITED PARTNERSHIP, an
                                        Oregon limited partnership

                                        By: HARMER MILL & LOGGING
                                            SUPPLY CO., an Oregon corporation
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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     GUARANTOR:                         PYRAMID BREWERIES, INC., a Washington
                                        corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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                                    EXHIBIT A

                          Legal Description of Property

          A tract of land in Section 29, Township 1 North, Range 1 East of the Willamette Meridian, in the County of Multnomah and State of Oregon, more particularly described as follows:

          Beginning at the Northwest corner of Industrial Center in Portland, Oregon; thence North 88 degrees 32' East of 30.04 feet to the intersection of the Easterly line of NW 31st Avenue with the Northerly line of NW Industrial Street, which point is the true point of beginning for this description; thence continuing North 88 degrees 32' East along the Northerly line of NW Industrial Street 259.0 feet to a point on a 277.94 foot radius curve, the tangent to which curve bears North 37 degrees 39' East, said point is 10.0 feet Northwesterly from a certain drill track when measured at right angles thereto; thence Northeasterly along said 277.94 foot radius curve, parallel to and
          10.0 feet Westerly from said drill track, 161.42 feet to a point on the Easterly prolongation of the Southerly line of that certain tract of land conveyed to Dan Davis by the Spokane, Portland and Seattle Railway Company by deed dated April 12, 1954, recorded April 21, 1954 in Book 1655, Page 124, Deed Records; thence North 88 degrees 21' West along the Easterly prolongation of said Southerly Line of the Dan Davis tract and said Southerly line of the Dan Davis tract, 317.0 feet, to a point on the Easterly line of NW 31st Avenue; thence South 01 degree 39' West along the Easterly line of NW 31st Avenue 162.17 feet to the true point of beginning.

TOGETHER WITH THE FOLLOWING APPURTENANT PARKING EASEMENT:

     Beginning at the Northeast corner of Lot 12, Block 4 of the Plat of INDUSTRIAL CENTER, located in Township 1 North, Range 1 East of the Willamette Meridian, in the City of Portland, County of Multnomah and State of Oregon, said point at the intersection of the Southerly right-of-way of NW Industrial Street and the Westerly right-of-way of NW 29th Avenue; thence South 0 degrees 38' 03" West along Westerly right-of-way of NW 29th Avenue, a distance of 233.28 feet; thence North 89 degrees 20' 48" West,
     162.48 feet; thence North 0 degrees 39' 37" East 18.06 feet; thence North 89 degrees 24' 55" West, 18.79 feet; thence South 0 degrees 49' 41" West,
     8.90 feet; thence North 89 degrees 10' 29" West, 11.23 feet; thence South 2 degrees 23' 09" West, 4.89 feet; thence North 87 degrees 43' 31" West 10.91 feet; thence North 0 degrees 55' 53" West, 7.99 feet; thence North 89 degrees 10' 29" West, 21.06 feet; thence South 57 degrees 53' 33" West,
     15.41 feet; thence North 89 degrees 18' 04" West, 59.59 feet to the Easterly right-of-way of NW 30th Avenue; thence North 0 degrees 43' 31" East along said right-of-way a distance of 212.91 feet to the southerly right-of-way of NW Industrial Street; thence North 87 degrees 32' 46" East along said right-of-way a distance of 297.50 feet to the point of beginning.

1 - EXHIBIT A